EX-99.a
					       Form 10-K for 1995
						  File No. 1-8610








SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 11-K
ANNUAL REPORT
_____________


Pursuant to Section 15(d) of the
Securities Exchange Act of 1934


For the fiscal year ended December 31, 1995


Commission File Number 1-8610


_____________

SBC SAVINGS PLAN
_____________



SBC COMMUNICATIONS INC.

175 E. Houston, San Antonio, Texas  78205













Financial Statements, Supplemental Schedules and Exhibits

Table of Contents
							    Page


Report of Independent Auditors

Financial Statements:
	Statement of Net Assets Available for Plan Benefits as of
	December 31, 1995

	Statement of Net Assets Available for Plan Benefits as of
	December 31, 1994

	Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1995

	Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended December 31, 1994

	Notes to Financial Statements

Supplemental Schedules:
	Item 27a - Schedule of Assets Held for Investment Purposes

	Item 27d - Schedule of Reportable Transactions

Exhibits:
	23.a  Consent of Ernst & Young LLP











	REPORT OF INDEPENDENT AUDITORS




Benefit Plan Committee of the
	SBC Savings Plan



	We have audited the accompanying statements of net assets available for plan benefits of the SBC Savings Plan (the Plan) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

	We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

	In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

	Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules as of and for the year ended December 31, 1995 listed in the table of contents are presented for purposes of complying with Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



						ERNST & YOUNG LLP

San Antonio, Texas
May 31, 1996





 SBC SAVINGS PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1995
 (Dollars in Thousands)
		      Employee
			Stock        SBC                  Diversified  Interest     Asset       Global
		      Ownership     Shares       Bond       Equity      Income    Allocation    Equity       Loan
			 Plan        Fund        Fund     Portfolio      Fund        Fund        Fund        Fund       Total
 ASSETS
 Investments:
 SBC common shares:
    allocated            $313,154   $      -    $      -     $     -      $    -      $    -     $     -      $    -     $313,154

    unallocated           274,684          -           -           -           -           -           -           -      274,684

    other                      -      590,738          -           -           -           -           -           -      590,738

 BZW Barclays
    Government/                -           -       36,556          -           -           -           -           -       36,556
    Corporate Bond
    Index Fund E

 BZW Barclays Equity           -           -           -      235,829          -           -           -           -      235,829
    Index Fund E

 Contracts with insurance
   companies and other         -           -           -           -      241,440          -           -           -      241,440
   financial institutions

 BZW Barclays U.S.
   Tactical Asset              -           -           -           -           -        9,162          -           -        9,162
   Allocation Fund E

 BZW Barclays U.S.
   Equity Market               -           -           -           -           -           -       10,796          -       10,796
    Fund E

 BZW Barclays
   EAFE Equity                 -           -           -           -           -           -        3,455          -        3,455
   Index Fund E

 Loans to
  plan participants            -           -           -           -           -           -           -       70,492      70,492

 Temporary
 cash investments           8,696       3,688         109         910       1,774          38          65          -       15,280

     Total Investment     596,534     594,426      36,665     236,739     243,214       9,200      14,316      70,492   1,801,586

 Contributions receivable:
    Participant                -           57          -            3          -           -           -           -           60
    Employer                   -           -           -           -           -           -           -           -           -
 Total Contributions
      Receivable               -           57          -            3          -           -           -           -           60






 SBC SAVINGS PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1995
 (Dollars in Thousands)
		      Employee
			Stock        SBC                 Diversified   Interest     Asset       Global
		      Ownership     Shares       Bond       Equity      Income    Allocation    Equity       Loan
			 Plan        Fund        Fund     Portfolio      Fund        Fund        Fund        Fund       Total
 (Continued)

 Dividends and interest        45          13           4          11          12          -           -           36         121
    receivable

 Transfers receivable
   from other funds
    and plans                  21          -           -           33          -          196         162         213         625

     Total Assets         596,600     594,496      36,669     236,786     243,226       9,396      14,478      70,741   1,802,392

 LIABILITIES
 Transfers payable
     to other funds            -          290          58          -          253          -           -           -          601
    and plans

 Payable for investments       -           -          203         812       1,237         155         102          -        2,509
    purchased

 Administrative                28          54           8          41          28           4           3          -          166
    expenses

 Interest payable           6,412          -           -           -           -           -           -           -        6,412

 Current portion of        31,906          -           -           -           -           -           -           -       31,906
     long-term debt

 Long-term debt           135,837          -           -           -           -           -           -           -      135,837

    Total Liabilities     174,183         344         269         853       1,518         159         105          -      177,431

 Net Assets Available
    for Plan Benefits    $422,417    $594,152     $36,400    $235,933    $241,708      $9,237     $14,373     $70,741  $1,624,961










 See Notes to Financial Statements.



 SBC SAVINGS PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
				      Employee
					Stock         SBC                   Diversified   Interest
				      Ownership     Shares        Bond        Equity       Income        Loan
					Plan         Fund         Fund       Portfolio      Fund         Fund         Total
 ASSETS
 Investments:
 SBC common shares:
    allocated                           $192,901  $         -  $         -  $         -  $         -  $         -      $192,901
    unallocated                          228,549            -            -            -            -            -       228,549
    other                                      -       425,351           -            -            -            -       425,351
 Wells Fargo Government/
   Corporate Bond Index Fund                   -            -        33,090           -            -            -        33,090
 Wells Fargo Equity Index Fund                 -            -            -       153,872           -            -       153,872
 Contracts with insurance companies
    and other financial institutions           -            -            -            -       238,845           -       238,845
 Loans to plan participants                    -            -            -            -            -        51,982       51,982
 Temporary cash investments                 7,810        6,371          731        3,932          184           -        19,028
     Total Investments                    429,260      431,722       33,821      157,804      239,029       51,982    1,343,618

 Contributions receivable:
    Participant                                -           421           42          254          190           -           907
    Employer                                2,473           -            -            -            -            -         2,473
     Total Contributions Receivable         2,473          421           42          254          190           -         3,380











 SBC SAVINGS PLAN
 STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
 DECEMBER 31, 1994
 (Dollars in Thousands)
                                      Employee
					Stock         SBC                   Diversified   Interest
				      Ownership     Shares        Bond        Equity       Income        Loan
					Plan         Fund         Fund       Portfolio      Fund         Fund         Total

 (Continued)
 Dividends and interest receivable             35           21          208          395            8          319          986
 Transfers receivable from other
   funds and plans                             -            -            -            24        2,108        1,793        3,925
 Other                                        453           -            -            -            -            -           453
     Total Assets                         432,221      432,164       34,071      158,477      241,335       54,094    1,352,362

 LIABILITIES
 Transfers payable to other
   funds and plans                             -         2,433        1,491           -            -            -         3,924
 Payable for investments purchased             -           124          205          382           -            -           711
 Administrative expenses                       19            6            2            5            5           -            37
 Interest payable                           7,628           -            -            -            -            -         7,628
 Current portion of long-term debt         29,581           -            -            -            -            -        29,581
 Long-term debt                           160,242           -            -            -            -            -       160,242
     Total Liabilities                    197,470        2,563        1,698          387            5           -       202,123

 Net Assets Available for Plan
   Benefits                             $234,751     $429,601      $32,373     $158,090     $241,330      $54,094    $1,150,239









 See Notes to Financial Statements.


 SBC SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1995
 (Dollars in Thousands)
		      Employee
			Stock        SBC                  Diversified  Interest     Asset       Global
		      Ownership     Shares       Bond       Equity      Income    Allocation    Equity       Loan
			 Plan        Fund        Fund     Portfolio      Fund        Fund        Fund        Fund       Total
 Net Assets Available
    for Plan Benefits   $234,751    $429,601     $32,373    $158,090    $241,330  $         - $         -    $54,094  $1,150,239
    December 31, 1994

 Additions to Net Assets:

   Contributions and transfers:

     Participant               -      27,299       2,632      17,132      12,337         317         557           -      60,274
	contributions

     Employer             19,219           -           -           -           -           -           -           -      19,219
	contributions

     Transfers of
       participants'
       balances - net          -     (27,986)     (2,638)      9,711     (10,136)      8,313      12,803      13,358       3,425

   Forfeitures               423           -           -           -           -           -           -           -         423

   Proceeds from           7,500           -           -           -           -           -           -           -       7,500
    debt refinancing

   Loan transfer          29,580           -           -           -           -           -           -           -      29,580

			  56,722        (687)         (6)     26,843       2,201       8,630      13,360      13,358     120,421

 Investment income:

   Dividends on SBC       16,932      17,031           -           -           -           -           -           -      33,963
      common shares

   Other dividends             -           -           -       1,702           -           -           -           -       1,702

   Interest                  307         247         884           -      15,040           1           1       4,308      20,788

			  17,239      17,278         884       1,702      15,040           1           1       4,308      56,453

 Net appreciation
     (depreciation) in
   value of investments  174,432     175,696       5,231      59,323           -         658       1,075           -     416,415

   Total Net Additions   248,393     192,287       6,109      87,868      17,241       9,289      14,436      17,666     593,289







 SBC SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1995
 (Dollars in Thousands)
		      Employee
			Stock        SBC                 Diversified   Interest     Asset       Global
		      Ownership     Shares       Bond       Equity      Income    Allocation    Equity       Loan
			 Plan        Fund        Fund     Portfolio      Fund        Fund        Fund        Fund       Total
 (Continued)

 Deductions from Net Assets:

  Administrative
   expenses                  240         476          54         264         259          13          12           -       1,318

   Forfeitures               423           -           -           -           -           -           -           -         423

   Interest expense       14,107           -           -           -           -           -           -           -      14,107

   Loan payment -         29,580           -           -           -           -           -           -           -      29,580
       principal

   Refinanced              7,500           -           -           -           -           -           -           -       7,500
      long-term debt

   Distributions to
      participants         8,877      27,260       2,028       9,761      16,604          39          51       1,019      65,639

     Total Deductions     60,727      27,736       2,082      10,025      16,863          52          63       1,019     118,567

 Net Assets Available
    for Plan Benefits,
    December 31, 1995   $422,417    $594,152     $36,400    $235,933    $241,708      $9,237     $14,373     $70,741  $1,624,961
















 See Notes to Financial Statements.


 SBC SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
				  Employee
				   Stock        SBC                  Diversified  Interest   Diversified
				 Ownership     Shares       Bond       Equity      Income    Telephone      Loan
				    Plan        Fund        Fund     Portfolio      Fund     Portfolio      Fund       Total
 Net Assets Available for Plan
   Benefits, December 31, 1993     $233,508    $414,920     $35,545    $143,718    $244,712        $767     $50,021  $1,123,191

 Additions to Net Assets:
   Contributions and transfers:
     Participant contributions            -      26,837       3,233      16,185      12,833           -           -      59,088
     Employer contributions          22,989           -           -           -           -           -           -      22,989
     Transfers of participants'
       balances - net                     -      10,334      (2,774)      6,287     (12,046)          -       2,010       3,811
   Forfeitures                          185           -           -           -           -           -           -         185
   Proceeds from debt refinancing     8,500           -           -           -           -           -           -       8,500
   Loan transfer                     27,375           -           -           -           -           -           -      27,375
				     59,049      37,171         459      22,472         787           -       2,010     121,948

 Investment income:
   Dividends on SBC common shares    16,450      15,684           -           -           -           -           -      32,134
   Other dividends                        -           -           -       4,343           -           -           -       4,343
   Interest                             207         255       2,384           -      14,530           -       3,693      21,069
				     16,657      15,939       2,384       4,343      14,530           -       3,693      57,546

 Net appreciation (depreciation) in
   value of investments             (12,090)    (11,020)     (3,537)     (2,036)          -           -           -     (28,683)
      Total Net Additions            63,616      42,090        (694)     24,779      15,317           -       5,703     150,811







 SBC SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
 FOR THE YEAR ENDED DECEMBER 31, 1994
 (Dollars in Thousands)
				  Employee
				   Stock        SBC                  Diversified  Interest   Diversified
				 Ownership     Shares       Bond       Equity      Income    Telephone      Loan
				    Plan        Fund        Fund     Portfolio      Fund     Portfolio      Fund       Total
 (Continued)

 Deductions from Net Assets:
   Administrative expenses              113          72          27          60          77           -           -         349
   Forfeitures                          185           -           -           -           -           -           -         185
   Interest expense                  15,773           -           -           -           -           -           -      15,773
   Loan payment - principal          27,375           -           -           -           -           -           -      27,375
   Refinanced long-term debt          8,500           -           -           -           -           -           -       8,500
   Distributions to participants     10,427      27,337       2,451      10,347      18,622         767       1,630      71,581
     Total Deductions                62,373      27,409       2,478      10,407      18,699         767       1,630     123,763

 Net Assets Available for Plan
   Benefits, December 31, 1994     $234,751    $429,601     $32,373    $158,090    $241,330   $      -      $54,094  $1,150,239
















 See Notes to Financial Statements.



SBC SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands, Except per Unit Amounts)

1. Plan Description - The SBC Savings Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

	During 1995, participants could invest their contributions in the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund or equally among selected funds.
Beginning in mid-1995, participants were able to invest their contributions in these funds and two new funds, the Asset
Allocation Fund and the Global Equity Fund, in 1% increments.

	Effective January 1, 1984, distributions of Plan participant investments in the American Telephone and Telegraph Company
Shares Fund of the predecessor Bell System Savings Plan for
Salaried Employees were transferred into the Diversified
Telephone Portfolio (DTP) of the Plan. No contributions could be invested in the DTP and all earnings of the DTP were invested in SBC common shares and transferred to the SBC Shares Fund.
Effective December 31, 1993, the DTP was eliminated.
Participants had the option to transfer their DTP account balance to one or more funds within the Plan or receive a distribution. Balances not designated for transfer or distribution by participants were transferred to the SBC Shares Fund.

	In 1989, SBC's Board of Directors authorized the establishment of a leveraged Employee Stock Ownership Plan (ESOP), which became a part of the existing Plan effective September 1, 1989. Company matching contributions are made solely in the form of shares of SBC's common stock held in the ESOP.

	The Plan prefunded the ESOP by borrowing $290.0 million through the issuance of 8.49% Guaranteed Salaried Employees' ESOP Notes due 2000, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed
Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP
Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. Effective January 1, 1993, the interest rate on the ESOP Notes was reduced from 8.49% to 8.41% as a result of a change in the federal tax rate.

	On July 1, 1995 and July 1, 1994, the Plan refinanced $7.5 million and $8.5 million, respectively, of the outstanding balance of the ESOP Notes described above. The refinanced notes are payable to SBC annually at 6.79% and 7.89%, until July 2004 and July 2003, respectively.

	To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

	Bankers Trust Company is the Trustee for the Plan.

	Effective November 1994, the Plan was amended to change its name from Southwestern Bell Corporation Savings Plan for Salaried
Employees to Southwestern Bell Corporation Savings Plan.
Effective in August 1995, the Plan was amended again to change its name from Southwestern Bell Corporation Savings Plan to SBC
Savings Plan. Other amendments were made to the Plan that were effective in 1995 and 1994, including the merger of certain other plans' assets into the Plan. These amendments did not significantly affect the net assets of the Plan.

	Effective June 1995, the valuation of the Plan funds went from a monthly valuation to a daily valuation. Concurrent with this change, income earned on the underlying investments in BZW
Barclays (formerly Wells Fargo) investment funds are no longer reported separately but are reflected through increases in the unit values of these funds. Such increases are included in appreciation in the value of investments on the Statement of Changes in Net Assets Available for Plan Benefits.

	Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2. Accounting Policies - The values of investments are determined as follows: SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York
Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; BZW Barclays:
Equity Index Funds, Government/Corporate Bond Index Funds, U.S.
Tactical Asset Allocation Fund E, U.S. Equity Market Fund E and
EAFE Equity Index Fund E at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

	Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date.
Interest earned on investments is recognized on the accrual basis.

	As required by the American Institute of Certified Public Accountants Audit and Accounting Guide for Audits of Employee Benefit Plans, distributions payable to participants are no longer reported as a liability on the Statement of Net Assets Available for Plan Benefits. A retroactive adjustment was made in 1995 to reflect the effect of this change as of December 31, 1993. This change did not significantly affect net assets of the Plan.

	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

	Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

3. Participant Interest in the Plan - During 1995, the Plan was amended to change the interest of a participant in the ESOP fund from shares to units. The interest of a participant in each of the other funds in the Plan, except for the Loan Fund, is represented by units (as described in the Plan text). The number of participants, number of units and the value per unit for each of these funds as of December 31 were:


					 1995                                  1994
			Number of      Number of  Value per     Number of    Number of  Value per
		       Participants    Units        Unit        Participants    Units       Unit
ESOP                       15,549    243,915,356  $ 1.2909           -            -         -
SBC Shares Fund            12,928     57,339,073  $10.3620        12,548   60,730,962  $        7.0738
Bond Fund                   2,673      3,581,330  $10.1639         2,807    3,798,419  $        8.5227
Diversified Equity          8,715     17,645,244  $13.3709         7,957   16,232,770  $        9.7389
Portfolio
Interest Income Fund        7,951     51,996,414  $ 4.6485         8,260   55,113,409  $        4.3787
Asset Allocation Fund         675      8,317,923  $ 1.1105           -            -        -
Global Equity Fund          1,052     12,628,919  $ 1.1381           -            -        -












	The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants were in more than one fund.

4. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1995 or 1994 were:

				       1995            1994
Employee Stock Ownership Plan

SBC common shares:

     allocated                      $ 313,154      $   192,901

     unallocated                    $ 274,684      $   228,549

SBC Shares Fund

SBC common shares                   $ 590,738      $   425,351

Diversified Equity Portfolio

Wells Fargo Equity Index Fund       $     -        $   153,872

BZW Barclays Equity Index Fund E    $ 235,829      $     -

Interest Income Fund

Contracts with insurance companies
and other financial institutions:

	John Hancock                     $  49,225     $    58,190







	For the years ended December 31, 1995 and 1994, the average interest rates earned on investments in contracts with insurance companies and other financial institutions were 6.20% and 6.31%, respectively. At December 31, 1995, the crediting interest rates on these contracts ranged from 4.66% to 7.85% and at December 31, 1994, they ranged from 4.66% to 8.80%.

	The Plan is invested in a synthetic guaranteed investment contract with Cassie Des Depots et Consignations (CDC) whereby the Plan owns a bond held in trust and has entered into a contract with CDC which guarantees the return on the bond. At December 31, 1995, the fair value of the bond was $38,976 and the fair value of the guarantee was $2,111. The investment contract is recorded at contract value of $41,087 which approximates fair value.

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in note 1). At December 31, 1995, the aggregate principal amounts of long-term debt scheduled for repayment for the years 1996 through 2000 were $31,906, $33,776, $35,797,
$37,982 and $20,901, respectively. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

				 1995           1994

Carrying Amount             $   167,743  $   189,823

Fair Value                  $   180,126  $   197,133




	The fair values of the ESOP Notes were estimated based on quoted prices. The fair value of the refinancing notes were estimated based on discounted future cash flows using current interest rates.

6. Tax Status -The Internal Revenue Service issued a determination letter on July 26, 1990, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. SBC has requested a determination that the Plan, as amended, continues to be qualified. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

				      1995              1994
Net assets available for
 plan benefits per the             $  1,624,961    $ 1,150,239
 financial statements


Less: Distributions payable               1,804         10,452
to participants


Net assets available for
plan benefits per the Form         $  1,623,157   $  1,139,787
 5500







	The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1995:


					     1995

Distributions to participants per
the financial statements                   $65,639

Add: Distributions payable to
participants at December 31, 1995            1,804

Less: Distributions payable to
participants at December 31, 1994           10,452

Distributions to participants per
the Form 5500                              $56,991


	Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.



SBC SAVINGS PLAN
Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
December 31, 1995
(Dollars in Thousands)
					       Description of                       Current
Identity of Issue                                 Investment            Cost         Value
Employee Stock Ownership Plan
* SBC common shares:
    allocated                                  5,469,941 shares     $   152,620  $    313,154
    unallocated                                4,797,963 shares         132,286       274,684
* Bankers Trust Company                   temporary cash investment       8,696         8,696
    Total Employee Stock Ownership Plan                                 293,602       596,534

SBC Shares Fund
* SBC common shares                           10,318,574 shares         255,168       590,738
* Bankers Trust Company                   temporary cash investment       3,688         3,688
    Total SBC Shares Fund                                               258,856       594,426

Bond Fund
* BZW Barclays Government/Corporate
    Bond Index Fund E                          2,937,827 units           33,582        36,556
* Bankers Trust Company                   temporary cash investment         109           109
    Total Bond Fund                                                      33,691        36,665

Diversified Equity Portfolio
* BZW Barclays Equity Index Fund E             13,057,746 units         199,293       235,829
* Bankers Trust Company                   temporary cash investment         910           910
    Total Diversified Equity Portfolio                                  200,203       236,739

Interest Income Fund (a)
  Metropolitan Life Insurance Company               7.85 %               72,846        72,846
  John Hancock                                 4.85 % - 5.20 %           49,225        49,225
  Principal Mutual                                  6.35 %               45,339        45,339
  Cassie Des Depots et Consignations                4.66 %               41,087        41,087
  The Prudential Insurance Company
    of America                                 6.64 % - 6.74 %           26,108        26,108
  Provident National Life Insurance
    Company                                         6.86 %                6,835         6,835
									241,440       241,440
* Bankers Trust Company                   temporary cash investment       1,774         1,774
    Total Interest Income Fund                                          243,214       243,214



SBC SAVINGS PLAN
Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
December 31, 1995
(Dollars in Thousands)
					       Description of                       Current
Identity of Issue                                 Investment            Cost         Value
Asset Allocation Fund
* BZW Barclays U.S. Tactical Asset
    Allocation Fund E                           541,018 units             8,530         9,162
* Bankers Trust Company                   temporary cash investment          38            38
    Total Asset Allocation Fund                                           8,568         9,200

Global Equity Fund
* BZW Barclays U.S. Equity Market Fund E        798,797 units             9,897        10,796
* BZW Barclays EAFE Equity Index Fund E         243,429 units             3,294         3,455
* Bankers Trust Company                   temporary cash investment          65            65
    Total Global Equity Fund                                             13,256        14,316

Loan Fund
  Loans to Plan Participants                   9.50 % - 10.00 %             -          70,492


    TOTAL                                                           $ 1,051,390   $ 1,801,586







  * Party-in-Interest.

  (a)Investments in this fund consist of guaranteed investment contracts with insurance companies and similar contracts with other financial institutions which provide for the payment of principal plus accrued interest and are collateralized by obligations of other organizations.  The average interest rate earned on these investment contracts during 1995 was 6.20%.

SBC SAVINGS PLAN
Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
For the year ended December 31, 1995
(Dollars in Thousands)
											    Current
											     Value
											  of Asset on
				  Description of          Purchase    Selling    Cost of  Transaction  Net gain
Identity of Party Involved            Assets                Price      Price      Asset      Date      or (loss)
Category (iii) transactions:
Bankers Trust Directed      Temporary Cash Investments     $243,063    $    -    $243,063   $243,063    $    -
 Account Cash Fund

Bankers Trust Directed      Temporary Cash Investments      $    -    $246,811   $246,811   $246,811    $    -
 Account Cash Fund

BZW Barclays (Wells Fargo)       Equity Index Fund           $6,501    $    -      $6,501     $6,501    $    -

BZW Barclays (Wells Fargo)       Equity Index Fund          $    -    $184,155   $126,705   $184,155    $57,450

BZW Barclays (Wells Fargo)      Equity Index Fund E        $207,736    $    -    $207,736   $207,736    $    -

BZW Barclays (Wells Fargo)      Equity Index Fund E         $    -     $ 9,073     $8,443     $9,073    $   630

Metropolitan Life         Contract with Insurance Company   $64,540    $    -     $64,540    $64,540    $    -
 Insurance Company

Metropolitan Life         Contract with Insurance Company   $    -     $13,702    $13,702    $13,702    $    -
 Insurance Company

Principal Mutual          Contract with Insurance Company   $66,104    $    -     $66,104    $66,104    $    -

Principal Mutual          Contract with Insurance Company   $    -     $21,000    $21,000    $21,000    $    -


There were no category (i), (ii) or (iv) transactions.





	SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


						  SBC SAVINGS PLAN

						  By Benefit Plan Committee





						  By  /s/ Cassandra C. Carr
							Cassandra C. Carr, Chairman



Date:  June 14, 1996


					       EX-23.a
				    Form 11-K for 1995
				       File No. 1-8610





			CONSENT OF INDEPENDENT AUDITORS


	We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38706 and 33-54309) pertaining to the SBC Savings Plan of our report dated May 31, 1996, with respect to the financial statements and supplemental schedules of the SBC Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.





			   ERNST & YOUNG LLP

San Antonio, Texas
June 12, 1996